Exhibit 99.1

	MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
	CONSOLIDATED SUPPLEMENTAL STATEMENTS OF EARNINGS DATA
	(In thousands, except per share data)

	Quarters Ended				Years Ended
	April 2, 2005	July 2, 2005	October 1, 2005	December 31, 2005	December 31, 2005	December 31, 2004
Net sales	$1,493,222	1,624,692	1,697,634	1,804,551	6,620,099	5,880,372
Cost of sales	1,102,853	1,186,527	1,234,680	1,327,793	4,851,853	4,256,129
Gross profit	390,369	438,165	462,954	476,758	1,768,246	1,624,243
Selling, general and administrative expenses	261,072	271,020	274,052	289,718	1,095,862	985,251
Operating income	129,297	167,145	188,902	187,040	672,384	638,992
Other expense (income):
Interest expense	11,876	12,515	10,775	31,625	66,791	53,392
Other expense	2,727	1,991	1,970	5,026	11,714	9,731
Other income	(723)	(1,069)	(2,370)	(4,092)	(8,254)	(4,922)
	13,880	13,437	10,375	32,559	70,251	58,201
Earnings before income taxes	115,417	153,708	178,527	154,481	602,133	580,791
Income taxes	41,755	55,628	62,764	54,848	214,995	209,994
Net earnings	$73,662	98,080	115,763	99,633	387,138	370,797
Basic earnings per share	$1.10	1.47	1.73	1.48	5.78	5.56
Weighted-average common shares
outstanding	66,804	66,811	66,865	67,248	66,932	66,682
Diluted earnings per share	$1.09	1.45	1.71	1.47	5.72	5.49
Weighted-average common and dilutive
potential common shares outstanding	67,692	67,504	67,519	67,860	67,644	67,557
Segment information:
Net sales:
Mohawk	$1,091,346	1,184,914	1,248,217	1,192,182	4,716,659	4,368,831
Dal-Tile	401,876	439,778	449,417	443,710	1,734,781	1,511,541
Unilin	-	-	-	168,814	168,814	-
Corporate and eliminations	-	-	-	(155)	(155)	-
Consolidated net sales	$1,493,222	1,624,692	1,697,634	1,804,551	6,620,099	5,880,372
Operating income:
Mohawk	$71,292	102,399	121,940	131,180	426,811	427,658
Dal-Tile	58,470	69,291	69,137	63,296	260,194	219,831
Unilin	-	-	-	(5,162)	(5,162)	-
Corporate and eliminations	(465)	(4,545)	(2,175)	(2,274)	(9,459)	(8,497)
Consolidated operating income	$129,297	167,145	188,902	187,040	672,384	638,992

1

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUPPLEMENTAL STATEMENTS OF EARNINGS DATA
(In thousands, except per share data)

Quarter Ended
April 1, 2006
Net sales	$1,925,106
Cost of sales	1,408,762
Gross profit	516,344
Selling, general and administrative expenses	352,443
Operating income	163,901
Other expense (income):
Interest expense	40,335
Other expense	3,826
Other income	(1,099)
43,062
Earnings before income taxes	120,839
Income taxes	41,719
Net earnings	$79,120
Basic earnings per share	$1.17
Weighted-average common shares
outstanding	67,564
Diluted earnings per share	$1.16
Weighted-average common and dilutive
potential common shares outstanding	68,079
Segment information:
Net sales:
Mohawk	$1,150,546
Dal-Tile	473,910
Unilin	302,630
Corporate and eliminations	(1,980)
Consolidated net sales	$1,925,106
Operating income:
Mohawk	$65,613
Dal-Tile	69,602
Unilin	40,019
Corporate and eliminations	(11,333)
Consolidated operating income	$163,901

2

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUPPLEMENTAL RECONCILIATION OF ORIGINALLY REPORTED TO AS REVISED
		(In thousands, except per share data)

							Quarter
	Quarters Ended				Years Ended,		Ended
	April 2,	July 2,	October 1,	December 31,	December 31,	December 31,	April 1,
	2005	2005	2005	2005	2005	2004	2006
Statement of earnings data:
As originally reported
Cost of sales	$1,108,520	1,193,183	1,245,766	1,349,496	4,896,965	4,259,531	1,422,096
Operating income	123,630	160,489	177,816	165,337	627,272	635,590	150,567
Income taxes	39,730	53,241	58,789	47,066	198,826	208,767	36,385
Net earnings	$70,020	93,811	108,652	85,712	358,195	368,622	71,120
Basic earnings per share	$1.05	1.40	1.62	1.27	5.35	5.53	1.05
Diluted earnings per share	$1.03	1.39	1.61	1.26	5.30	5.46	1.04

Effect of Change-Increase
(decrease)
Cost of sales	$(5,667)	(6,656)	(11,086)	(21,703)	(45,112)	(3,402)	(13,334)
Operating income	5,667	6,656	11,086	21,703	45,112	3,402	13,334
Income taxes	2,025	2,387	3,975	7,782	16,169	1,227	5,334
Net earnings	$3,642	4,269	7,111	13,921	28,943	2,175	8,000
Basic earnings per share	$0.05	0.06	0.11	0.21	0.43	0.03	0.12
Diluted earnings per share	$0.05	0.06	0.11	0.21	0.43	0.03	0.12

As revised
Cost of sales	$1,102,853	1,186,527	1,234,680	1,327,793	4,851,853	4,256,129	1,408,762
Operating income	129,297	167,145	188,902	187,040	672,384	638,992	163,901
Income taxes	41,755	55,628	62,764	54,848	214,995	209,994	41,719
Net earnings	$73,662	98,080	115,763	99,633	387,138	370,797	79,120
Basic earnings per share	$1.10	1.47	1.73	1.48	5.78	5.56	1.17
Diluted earnings per share	$1.09	1.45	1.71	1.47	5.72	5.49	1.16
3

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUPPLEMENTAL RECONCILIATION OF
ORIGINALLY REPORTED TO AS REVISED (CONTINUED)

	As of
	April 2,	July 2,	October 1,	December 31,	December 31,	April 1,
	2005	2005	2005	2005	2004	2006
Balance sheet data:
As originally reported
Inventory	$1,145,747	1,125,145	1,089,970	1,166,913	1,017,983	1,186,626
Total Assets	4,641,028	4,690,249	4,707,774	7,991,523	4,403,118	8,060,733
Deferred income taxes	191,761	191,761	191,761	625,887	191,761	594,489
Total Liabilities	1,896,927	1,862,892	1,766,012	4,964,403	1,736,781	4,909,902
Retained earnings	1,980,403	2,074,214	2,182,866	2,268,578	1,910,383	2,339,698
Total liabilities and	-
Shareholders' equity	$4,641,028	4,690,249	4,707,774	7,991,523	4,403,118	8,060,733

Effect of Change
Inventory	$9,069	15,725	26,811	48,514	3,402	61,848
Deferred income taxes	$3,252	5,639	9,614	17,396	1,227	22,730
Retained earnings	$5,817	10,086	17,197	31,118	2,175	39,118

As revised
Inventory	$1,154,816	1,140,870	1,116,781	1,215,427	1,021,385	1,248,474
Total Assets	4,650,097	4,705,974	4,734,585	8,040,037	4,406,520	8,122,581
Deferred income taxes	195,013	197,400	201,375	643,283	192,988	617,219
Total Liabilities	1,900,179	1,868,531	1,775,626	4,981,799	1,738,008	4,932,632
Retained earnings	1,986,220	2,084,300	2,200,063	2,299,696	1,912,558	2,378,816
Total liabilities and
Shareholders' equity	$4,650,097	4,705,974	4,734,585	8,040,037	4,406,520	8,122,581
4

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUPPLEMENTAL RECONCILIATION OF
ORIGINALLY REPORTED TO AS REVISED (CONTINUED)

	Three	Six	Nine			Three
	Months Ended	Months Ended	Months Ended	Years Ended December 31,		Months Ended
	April 2,	July 2,	October 1,			April 1,
	2005	2005	2005	2005	2004	2006
Statement of Cash Flows data:
As originally reported
Net earnings	$70,020	163,831	272,483	358,195	368,622	71,120
Deferred taxes	-	-	-	(6,866)	38,700	(1,249)
Change in inventories	(113,866)	(93,264)	(58,089)	11,542	(179,765)	(18,248)
Net cash provided by operating
activities	$50,701	154,780	328,033	561,544	242,837	104,526

Effect of Change
Net earnings	$3,642	7,911	15,022	28,942	2,175	8,000
Deferred taxes	2,025	4,412	8,387	16,170	1,227	5,334
Change in inventories	(5,667)	(12,323)	(23,409)	(45,112)	(3,402)	(13,334)
Net cash provided by operating
activities	$-	-	-	-	-	-

As revised
Net earnings	$73,662	171,742	287,505	387,137	370,797	79,120
Deferred taxes	2,025	4,412	8,387	9,304	39,927	4,085
Change in inventories	(119,533)	(105,587)	(81,498)	(33,570)	(183,167)	(31,582)
Net cash provided by operating
activities	$50,701	154,780	328,033	561,544	242,837	104,526
5